UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2008 (November 19, 2008)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2008, The Wet Seal, Inc. (the “Company”) issued a press release announcing the re-appointment of Mr. Harold D. Kahn as a member of the Company’s Board of Directors (the “Board”). Mr. Kahn was re-appointed on November 19, 2008. Mr. Kahn resigned from the Board on October 23, 2008.

Immediately following his re-appointment to the Board, Mr. Kahn was re-appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board and the Compensation Committee of the Board, serving as the Chairman of the Compensation Committee. Mr. Kahn served on each of these committees prior to his resignation from the Board.

A copy of the Company’s press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transactions.

Not applicable.

(d)         Exhibits.

99.1	Press release, dated November 21, 2008, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 21, 2008	THE WET SEAL, INC.

	By:	/s/ Steven H. Benrubi
Name: Steven H. Benrubi
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated November 21, 2008, issued by the Company.